SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC 20549

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                                FORM 8-K
                              CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) June 17, 1999
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                           VLSI TECHNOLOGY, INC.
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          (Exact Name of Registrant as Specified in Charter)


             Delaware               000-11879         94-2597282
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  (State or Other Jurisdiction     (Commission      (IRS Employer
   of Incorporation                 File Number)     Identification No.)


             1109 McKay Drive, San Jose, California  95131
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            (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code (408)434-3000
                                                   -------------


                            Not applicable
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    (Former Name or Former Address, if Changed Since Last Report)


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Item 1.            Changes in Control of Registrant.

            On June 1, 1999, Koninklijke Philips Electronics N.V. ("Philips") and its indirect wholly owned subsidiary, KPE Acquisition Inc. ("KPE"), completed their previously announced tender offer (the "Tender Offer") for the shares of Common Stock, par value $.01 per share, including the associated preferred share purchase rights (collectively, the "Shares") of VLSI Technology, Inc. ("VLSI"). The shares Philips acquired in the Tender Offer combined with the shares of VLSI already owned by Philips and its affiliates constituted approximately 93.2% of the outstanding Shares. On June 17, 1999, KPE, pursuant to the Agreement and Plan of Merger, dated as of May 1, 1999, among Philips, KPE and VLSI (the "Merger Agreement"), merged with and into VLSI (the "Merger"). VLSI thereby became a wholly owned subsidiary of Philips. All remaining outstanding Shares (other than Shares owned by Philips, KPE or any other subsidiary of Philips) were, by virtue of the Merger and without any action on the part of the holder thereof, converted into the right to receive $21.00 in cash per Share (subject to the right of holders who comply with applicable procedures under the Delaware General Corporation Law to exercise the right to receive the "fair value" of their Shares).

Items 2-4.  Not Applicable.

Item 5.            Other Events.

      Debt Tender

      As a result of the consummation of the Tender Offer and as required by the Indenture dated September 1, 1995 (the "Indenture"), on June 21, 1999, VLSI commenced an offer (the "Debt Offer") to purchase all of its outstanding 8.25% Convertible Subordinated Notes due 2005 (the "Securities").

      Under the terms of the Debt Offer, VLSI will purchase the outstanding Securities at a purchase price equal to 101% of principal amount, or $1,010 per $1,000 principal amount, plus accrued and unpaid interest to but excluding the date of payment.

      The Debt Offer is scheduled to expire at 5:00 p.m., New York City time, on Tuesday, July 20, 1999, unless extended. Payment for tendered Securities will be made in same day funds no later than the fifth business day following expiration of the Debt Offer.

      The Paying Agent for the Debt Offer is Harris Trust and Savings
Bank.

      Upon the expiration of the Debt Offer, VLSI intends to take all actions necessary to remove the Securities from quotation on the Nasdaq Small Cap Market, on which the Securities are presently quoted.

      Conversion Rights

      As a result of the Merger and as required by the terms of the Indenture, VLSI executed a supplemental indenture dated as of June 21, 1999 (the "Supplemental Indenture"), which provides that each holder of outstanding Securities has the option to convert his or her Securities into the cash receivable upon consummation of the Merger by a holder of a number of shares of common stock issuable upon conversion of the Securities immediately prior to such Merger assuming such holder of common stock did not exercise his or her rights of election, if any, to receive cash upon consummation of the Merger. The effect of the Supplemental Indenture is to give a holder of Securities, for each $1,000 principal amount of Securities that he or she holds, the right to convert such Securities into the right to receive $383.21 upon compliance with the procedures set forth in the Indenture, as supplemented by the Supplemental Indenture.

Item 6.            Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits

      Exhibit No.  Description

            2.1          Agreement and Plan of Merger, dated
                         as of May 1, 1999, among Philips,
                         KPE and VLSI (as incorporated by
                         reference from Exhibit 36 to Schedule 14D-9
                         Amendment No. 8 filed on May 3, 1999)

Item 8.            Not Applicable.

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                               SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Dated: June 22, 1999

                               VLSI TECHNOLOGY, INC.


                               By: /s/ Thomas C. Tokos
                                   ---------------------------------
                                   Name:  Thomas C. Tokos
                                   Title: Vice President
                                          and General Counsel